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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 30, 1999


                                  IVILLAGE INC.
         ---------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



        DELAWARE                      000-25469                   13-3845162
  -------------------           ----------------------     ---------------------
    (STATE OR OTHER               (COMMISSION FILE             (IRS EMPLOYER
    JURISDICTION OF                    NUMBER)              IDENTIFICATION NO.)
    ORGANIZATION)




170 FIFTH AVENUE, NEW YORK, NEW YORK                             10010
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (212) 604-0963



                                 NOT APPLICABLE
          ------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


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ITEM 2.           Acquisition or Disposition of Assets

                  On June 30, 1999, iVillage Inc. ("iVillage") acquired Online Psychological Services, Inc., a Delaware corporation ("OnlinePsych"), and Code Stone Technologies, Inc., a Delaware corporation ("Code Stone"). OnlinePsych was acquired pursuant to an Agreement and Plan of Reorganization, dated as of June 30, 1999, by and among iVillage, OnlinePsych Acquisition Corporation, OnlinePsych and the stockholders of OnlinePsych (the "OnlinePsych Merger Agreement"). Code Stone was acquired pursuant to an Agreement and Plan of Reorganization, dated as of June 30, 1999, by and among iVillage, Code Stone Acquisition Corporation, Code Stone and the sole stockholder of Code Stone (the "Code Stone Merger Agreement" and collectively with the OnlinePsych Merger Agreement, the "Merger Agreements").

                  Pursuant to the Merger Agreements, OnlinePsych and Code Stone were merged into separate wholly-owned subsidiaries of iVillage, with OnlinePsych and Code Stone as the surviving corporations, respectively (the "Merger"). As a result of the Merger, each of OnlinePsych and Code Stone became a wholly-owned subsidiary of iVillage.

                  The aggregate purchase price paid in connection with the Merger was $25 million, consisting of $1.5 million cash and 571,709 shares of iVillage common stock valued at $23.5 million (based on a price per share equal to the average closing price per share of iVillage common stock on The Nasdaq Stock Market for the twenty consecutive trading days ending one trading day preceding the effective date of the Merger). The Merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting.

                  OnlinePsych operates a Web site focusing on mental health issues while Code Stone provides much of the interactive technology utilized on OnlinePsych's Web site. iVillage intends to continue to use the assets acquired to conduct these businesses.

                  The description of the Merger Agreements contained herein, which are each filed as an exhibit to this Form 8-K, does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreements.

ITEM 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (a) The required financial statements will be filed by amendment as soon as practicable.

                  (b) The required pro forma financial information will be filed by amendment as soon as practicable.

                  (c)  Exhibits

                       2.1 Agreement and Plan of Reorganization, dated as of June 30, 1999, by and among iVillage Inc., OnlinePsych Acquisition Corporation, Online Psychological Services, Inc. and the stockholders of Online Psychological Services, Inc.

                       2.2 Agreement and Plan of Reorganization, dated as of June 30, 1999, by and among iVillage Inc., Code Stone Acquisition Corporation, Code Stone Technologies, Inc. and the sole stockholder of Code Stone Technologies, Inc.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              iVillage Inc.
                                              (Registrant)

     Date: July 14, 1999                      By: /s/ Craig T. Monaghan
                                                  ----------------------------
                                                  Craig T. Monaghan
                                                  Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibits
--------


2.1 Agreement and Plan of Reorganization, dated as of June 30, 1999, by and among iVillage Inc., OnlinePsych Acquisition Corporation, Online Psychological Services, Inc. and the stockholders of Online Psychological Services, Inc.

2.2 Agreement and Plan of Reorganization, dated as of June 30, 1999, by and among iVillage Inc., Code Stone Acquisition Corporation, Code Stone Technologies, Inc. and the sole stockholder of Code Stone Technologies, Inc.